UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Aon plc	Aon Global Limited
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Ireland	England and Wales
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

98-1539969	98-1030901
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

Metropolitan Building James Joyce Street Dublin 1, Ireland D01 K0Y8	The Aon Centre The Leadenhall Building 122 Leadenhall Street London, England, EC3V 4AN
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Aon Corporation	Aon Global Holdings plc
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	England and Wales
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

36-3051915	98-1199820
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

200 East Randolph Street Chicago, Illinois 60601 United States of America	The Aon Centre The Leadenhall Building 122 Leadenhall Street London, England, EC3V 4AN
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Aon North America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(Jurisdiction of Incorporation or Organization)

52-1245792

(I.R.S. Employer Identification no.)

200 East Randolph Street

Chicago, Illinois 60601

United States of America

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.900% Senior Notes due 2051	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-238189

Securities to be registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE

On August 23, 2021, Aon Corporation, a Delaware corporation (“Aon Corporation”), Aon plc, an Irish public limited company (“Aon plc”), Aon Global Limited, a limited company incorporated under the laws of England and Wales (“AGL”), Aon Global Holdings plc, a public limited company incorporated under the laws of England and Wales (“AGH”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) entered in the First Indenture Supplement, amending and restating the Amended and Restated Indenture, dated as of April 1, 2020, among Aon Corporation, Aon plc, AGL, AGH and the Trustee (amending and restating the Indenture, dated as of December 3, 2018, among Aon Corporation, AGL and the Trustee) (such indenture as so amended, restated and supplemented, the “Indenture”). On August 23, 2021, Aon Corporation and AGH co-issued their 2.900% Senior Notes due 2051 (the “Notes”), which are guaranteed by Aon plc and AGL, pursuant to the Indenture.

The Notes are listed on the New York Stock Exchange and were registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2021 (File No. 001-07933).

On June 22, 2023, Aon Corporation, Aon plc, AGL, AGH, Aon North America, Inc., a Delaware Corporation (“ANA”), and the Trustee entered into a supplemental indenture amending the Indenture, pursuant to which ANA provided a guarantee (the “Additional Guarantee”) in respect of the Notes pursuant to the terms of the Indenture.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information set forth under the caption “Description of the Securities” in the Prospectus Supplement, dated August 18, 2021 and under the caption “Description of Debt Securities and Guarantees” in the accompanying Prospectus, dated May 12, 2020, filed with the Commission on August 20, 2021 and May 12, 2020, respectively.

The information required by this item in relation to the Additional Guarantee is incorporated herein by reference to the information set forth under the caption “Description of Debt Securities and Guarantees” in the Prospectus, dated June 22, 2023, filed with the Commission on June 22, 2023.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Indenture, dated April 1, 2020, among Aon Corporation, Aon plc, Aon Global Limited, Aon Global Holdings plc and The Bank of New York Mellon Trust Company, N.A. (amending and restating the Indenture, dated December 3, 2018)—incorporated by reference to Exhibit 4.6 to Aon plc’s Current Report on Form 8-K12B filed April 1, 2020

4.2	First Indenture Supplement, dated as of August 23, 2021, among Aon Corporation, Aon plc, Aon Global Limited, Aon Global Holdings plc and the Trustee—incorporated by reference to Exhibit 4.2 to Aon plc’s Current Report on Form 8-K filed August 23, 2021

4.3	Form of 2.900% Senior Notes due 2051—incorporated by reference to Exhibit 4.2 to Aon plc’s Current Report on Form 8-K filed August 23, 2021

4.4	Sixth Indenture Supplement, dated June 22, 2023, among Aon Corporation, Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon North America, Inc. and The Bank of New York Mellon Trust Company, N.A.—incorporated by reference to Exhibit 4.29 to Aon plc’s Registration Statement on Form S-3 filed June 22, 2023

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: June 22, 2023

AON PLC
(Registrant)

By:	/s/ Paul Hagy
	Name:	Paul Hagy
	Title:	Senior Vice President and Treasurer

AON GLOBAL LIMITED
(Registrant)

By:	/s/ Alistair Boyd
	Name:	Alistair Boyd
	Title:	Director

AON CORPORATION
(Registrant)

By:	/s/ Julie Cho
	Name:	Julie Cho
	Title:	Vice President & Secretary

AON GLOBAL HOLDINGS PLC
(Registrant)

By:	/s/ Gardner Mugashu
	Name:	Gardner Mugashu
	Title:	Director

AON NORTH AMERICA, INC.
(Registrant)

By:	/s/ Paul Hagy
	Name:	Paul Hagy
	Title:	President and Treasurer